                                                                            EXHIBIT 99
Exhibit F

Directors, Executive Officers and Controlling Shareholders of FSBI:
Jesse T. Correll, Director and Executive Officer
Randall L. Attkisson, Director and Executive Officer
Jill M. Martin, Executive Officer
Ward F. Correll, Director
David S. Downey, Director
Douglas P. Ditto, Director and Executive Officer
John R. Ball, Director
Danny Irvin, Director
Eugene Hargis, Director
William R. Clark, Director
Hunter Bates, Director
W.L. Rouse III, Director

Managers, Executive Officers and Controlling Persons of FSF:

Jesse T. Correll, Manager, Executive Officer and Controlling Person
Randall L. Attkisson, Manager and Executive Officer
Jill M. Martin, Manager and Executive Officer
Ward F. Correll, Manager
David S. Downey, Manager
Douglas P. Ditto, Manager and Executive Officer
John R. Ball, Manager

Executive Officers, Members and Controlling Persons of FSH:
Randall L. Attkisson, Executive Officer
First Southern Funding, LLC, Member
First Southern Bancorp, Inc., Member and Controlling Person

Managers of FSC:
Jesse T. Correll, Manager
Randall L. Attkisson, Manager

Executive Officers and Members of FSI:
Randall L. Attkisson, Executive Officer
John Ball, Member
Kathy Ball, Member
Tommy J. Davis, Member
Becky Taylor, Member
Everett H. Taylor, Member

General Partners of WCorrell, Limited Partnership:
Jesse T. Correll, managing general partner

Ward F. Correll, general partner

Directors, Executive Officers and Controlling Shareholders of CLS:
Ward F. Correll, Director and controlling shareholder
Leah D. Taylor, Executive Officer and Director
Dinnia Estep, Executive Officer and Director
Stephen Acton, Executive Officer and Director

All of the individuals identified above in this Exhibit are citizens of the United States and during the last five years, none of them (i) has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) nor (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

The following table shows the business address and principal occupation(s) of the individuals identified above in this Exhibit:

Stephen Acton	P. O. Box 430 150 Railroad Drive Somerset, KY 42502	Vice President & Director Cumberland Lake Shell, Inc. (Gasoline wholesaler)
Randall L. Attkisson	P. O. Box 328 99 Lancaster Road Stanford, KY 40484 5250 South Sixth St. Springfield, IL 62703	Vice President, Treasurer and Director of First Southern Bancorp, Inc. (Bank holding company) President, Chief Operating Officer and Director of UTG, Inc. (Insurance holding company)
John Ball	P.O. Box 628 27 Public Square Lancaster, KY 40444	Regional President and Director of First Southern National Bank (Bank)
Kathy Ball	5006 Lexington Road Lancaster, KY 40444	Registered Nurse, Bryantsville Clinic (Health Care Facility)
Hunter Bates	400 W. Market St., 32nd Floor Louisville, KY 40202	President, Bates Capital Group, LLC (Public affairs/ Government relations firm)

William R. Clark	P.O. Box 118 138 N. Main St. Russellville, KY 42276	Regional President and Director of First Southern National Bank (Bank)

Jesse T. Correll	P.O. Box 328 99 Lancaster Street Stanford, KY 40484 5250 South Sixth St. Springfield, IL 62703	President and Director of First Southern Bancorp, Inc. (Bank holding company) Chairman, CEO and Director of UTG, Inc. (Insurance holding company)

Ward F. Correll	P.O. Box 430 150 Railroad Drive Somerset, KY 42502	Controlling Shareholder, Cumberland Lake Shell, Inc. (Gasoline wholesaler)

Tommy J. Davis	P.O. Box 295 102 West Main Street Stanford, KY 40484	Community CEO, First Southern National Bank (Bank)

Douglas P. Ditto	P.O. Box 328 99 Lancaster Street Stanford, KY 40484	Senior Vice President and Director of First Southern Bancorp, Inc. (Bank holding company)

David S. Downey	3060 Harrodsburg Road Lexington, KY 40503	Regional President and Director, First Southern National Bank (Bank)

Dinnia Estep	P.O. Box 430 150 Railroad Drive Somerset, KY 42502	Secretary, Treasurer, Director, Cumberland Lake Shell, Inc. (Gasoline wholesaler)

Eugene Hargis	P.O. Box 263 186 North Main Street Russellville, KY 42276	Managing Member, Hargis Bolton, LLC (CPA firm)

Danny Irvin	31 Public Square Lancaster, KY 40444	Realtor/Auctioneer The Irvin Group (Real estate/auction company)
Jill Martin	P.O. Box 328 99 Lancaster Street Stanford, KY 40484	Secretary, First Southern Bancorp, Inc. (Bank holding company)

W.L. Rouse III	2201 Regency Road, Ste 602 Lexington, KY 40503	Member, The Rouse Companies (Commercial real estate company)
Becky Taylor	3060 Harrodsburg Road Lexington, KY 40503	Vice President, First Southern National Bank (Bank)

Everett H. Taylor	1490 New Circle Road, NE Lexington, KY 40509	Volvo Service Manager, Quantrell Cadillac (Car Dealership)

Leah D. Taylor	P.O. Box 430 150 Railroad Drive Somerset, KY 42502	President, Director, Cumberland Lake Shell, Inc. (Gasoline wholesaler)